U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
(Commission File No.)

Idaho	82-0300575
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d'Alene, ID 83814
(Address of principal executive offices)

(208) 666-4070
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 5, 2007, Sterling Mining Company (“Sterling”) completed the offering that was reported in its quarterly report on Form 10-Q filed on November 15, 2006. In the quarterly report, Sterling reported an offering of units at $2.70 per unit, each unit (a “Unit”) consisting of one share of common stock, one warrant to purchase a share of common stock at an exercise price of $4.25 per share that expires November 15, 2008, and one-quarter of a warrant to purchase a share of common stock at an exercise price of $3.75 per share that expires on the later of April 20, 2007 and 90 days following the effective date of a registration statement filed to permit resale of the common stock included in the Units and underlying the warrants. The registration rights with respect to the Units are piggy-back only, which means Sterling has no obligation to register any of the common stock, whether included in the Units or underlying warrants, unless it files a registration statement for someone other than an investor in the offering. Sterling engaged two registered brokers to participate as sales agents in the offering and agreed to pay the brokers a commission equal to 10 percent of the gross cash proceeds from the sale of Units by the brokers as well as a commission on exercise of any warrants included in the Units equal to 10 percent of the funds raised through such exercise. Shares sold directly by Sterling or to insiders or investors in states where a broker was not licensed were subject to a reduced commission or, in the case of non-licensure, no commission was paid.

As of November 14, 2006, as reported in its 10-Q, Sterling had sold 697,555 Units with a total purchase price of $1,883,400, on which the total sales commission was $188,340, which was paid in cash. During the period November 15, 2006 through January 5, 2007, Sterling sold an additional 1,637,353 Units for a total purchase price of $4,420,850, in respect of which sales commissions totaled $321,495, of which $213,495 was paid in cash and $108,000 was satisfied through the issuance of 40,000 Units. The Units and underlying securities were offered solely to “accredited investors,” as defined in Rule 501 of Regulation D, pursuant to Regulation S and in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Item 8.01	Other Events

Sterling is planning to hold its annual stockholder’s meeting on Thursday, May 17, 2007. The record date for such meeting is scheduled for March 20, 2007. Stockholder proposals must be received by February 28, 2007 in order to be considered for inclusion in the proxy materials. Proposals should be sent to Sterling Mining Company, c/o Michael L. Mooney, 2201 Government Way, Suite E, Coeur d’Alene, ID 83814.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: January 10, 2007	By:	/s/ James N. Meek
James N. Meek, Vice President and Chief Financial Officer